Exhibit 10.1

COMMON SHARES

VISTA GOLD CORP.

AGENCY AGREEMENT

October 30, 2006

SPROTT SECURITIES (USA) LIMITED

on behalf of the several Agents

named in Schedule E hereto

c/o Sprott Securities Inc.

Royal Bank Plaza, South Tower

Suite 2750

200 Bay Street

Toronto, ON

M5J 2J2

Ladies/Gentlemen:

In furtherance of a letter agreement dated October 4, 2006 (the “Letter Agreement”) between Vista Gold Corp. (the “Company”) and Sprott Securities (USA) Limited (“Sprott”), the Company agreed to, among other things, appoint Sprott as lead agent of the Company for the purpose of offering for sale, on a best efforts basis (the “Offering”), of up to 3,764,705 of its common shares (the “Shares”). Accordingly, subject to the terms and conditions herein contained, the Company hereby appoints Sprott together with the other agents named in Schedule E to this agreement (the “Agents”) as agents of the Company for the Offering.  Sprott is acting as lead agent (the “Lead Agent”) in connection with the Offering.

The Company has prepared and filed a preliminary short form base shelf prospectus dated September 11, 2006 (the “Preliminary Base Shelf Prospectus”) and a final short form base shelf prospectus dated October 2, 2006 (the “Final Base Shelf Prospectus”) in respect of up to US$32,000,000 of the Company’s common shares with the British Columbia Securities Commission (the “Reviewing Authority”) and the Canadian securities regulatory authorities (collectively, the “Qualifying Authorities”) in each of Alberta, British Columbia, Manitoba and Ontario (the “Qualifying Provinces”); and the Reviewing Authority has issued an MRRS decision document under National Policy 43-201-Mutual Reliance Review System for Prospectuses and Annual Information Forms (an “MRRS Decision Document”) on behalf of the Qualifying Authorities for each of the Preliminary Base Shelf Prospectus and the Final Base Shelf Prospectus.  The term “Canadian Base Prospectus” means the Final Base Shelf Prospectus, including documents incorporated therein by reference, at the time the Reviewing Authority issued an MRRS Decision Document with respect thereto in accordance with the rules and procedures established under all applicable securities laws in each of the Qualifying Provinces and the respective regulations and rules under such laws together with applicable published policy statements and instruments of the securities regulatory authorities in the Qualifying Provinces (“Canadian Securities Laws”), including National Instrument 44-101 - Short Form Prospectus Distributions and National Instrument 44-102 - Shelf Distributions (together, the “Shelf Procedures”).  The term “Canadian Preliminary Prospectus” means the prospectus supplement (the “Canadian Preliminary Prospectus Supplement”) relating to the Offering, which excluded certain pricing information, filed with the

Canadian Qualifying Authorities on October 17, 2006, together with the Canadian Base Prospectus, including all documents incorporated therein by reference. The term “Canadian Prospectus” means the prospectus supplement (the “Canadian Prospectus Supplement”) relating to the Offering, which includes the pricing information omitted from the Canadian Preliminary Prospectus, to be dated the date hereof and filed with the Qualifying Authorities in accordance with the Shelf Procedures, together with the Canadian Base Prospectus.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement under the United States Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), on Form S-3 (Registration No. 333-136980) on August 29, 2006, as amended by Amendment No. 1 thereto filed with the Commission on September 27, 2006, providing for the registration of up to 4,000,000 of the Company’s common shares.  Such registration statement, as amended on September 27, 2006, in the form previously delivered to you, including exhibits to such registration statement and all documents incorporated by reference in the prospectus contained therein, became effective pursuant to Rule 461 under the 1933 Act on October 4, 2006.  Such registration statement at any given time, as amended to such time, including any exhibits and all documents incorporated therein by reference, and the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations, is referred to herein as the “Registration Statement”.  The Registration Statement at the time it originally became effective is referred to herein as the “Original Registration Statement”.  The prospectus included in the Original Registration Statement is referred to herein as the “U.S. Base Prospectus”.  The preliminary prospectus supplement relating to the Shares filed with the Commission on October 17, 2006 pursuant to Rule 424(b) of the 1933 Act (the “U.S. Preliminary Prospectus Supplement”) together with the U.S. Base Prospectus is hereafter referred to as the “U.S. Preliminary Prospectus”.  The prospectus supplement relating to the Shares, to be filed with the Commission on or about October 31, 2006 pursuant to Rule 424(b) of the 1933 Act (the “U.S. Prospectus Supplement”) together with the U.S. Base Prospectus is hereafter referred to as the “U.S. Prospectus”.  The U.S. Preliminary Prospectus relating to the Shares, as amended or supplemented immediately prior to the Applicable Time (as defined below), is hereafter referred to as the “Pricing Prospectus”.  Any Issuer General Use Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time and the Pricing Prospectus, taken together, are hereafter referred to collectively as the “Pricing Disclosure Package”.  Any reference herein to any U.S. Preliminary Prospectus or the U.S. Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Form S-3 that were filed with the Commission on or before the date of such U.S. Preliminary Prospectus or U.S. Prospectus, as the case may be and the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations; and any reference herein to any “amendment” or “supplement” to any U.S. Preliminary Prospectus or the U.S. Prospectus shall be deemed to refer to and include (i) the filing of any document with the Commission after the date of such U.S. Preliminary Prospectus or U.S. Prospectus, as the case may be, which is incorporated therein by reference or is otherwise deemed to be a part thereof or included therein by 1933 Act Regulations and (ii) any such document so filed.

All references in this agreement to the Registration Statement, any U.S. Preliminary Prospectus or the U.S. Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

In this agreement:

(a)                                  “Agents” means the agents named in Schedule E to this agreement;

(b)                                 “Agents’ Personnel” has the meaning ascribed thereto in paragraph 7(a) of this agreement;

(c)                                  “Agent Warrants” has the meaning ascribed thereto in paragraph 4(b) of this agreement;

(d)                                 “Agreements and Instruments” has the meaning ascribed thereto in paragraph 2(s) of this agreement;

(e)                                  “amendment” has the meaning ascribed thereto in the third paragraph of this agreement;

(f)                                    “Applicable Time” means 5:00 p.m. (Toronto time) on the date of this agreement or such other time as agreed to by the Company and the Lead Agent;

(g)                                 “Arrangement” means the proposed plan of arrangement to be carried out under the provisions of the Business Corporations Act (Yukon) pursuant to an arrangement and merger agreement dated September 22, 2006 among the Company, Allied Nevada Gold Corp., Carl Pescio and Janet Pescio;

(h)                                 “Business Day” means a day which is not a Saturday, a Sunday or a statutory or civic holiday in the City of Toronto;

(i)                                     “Canadian Base Prospectus” has the meaning ascribed thereto in the second paragraph of this agreement;

(j)                                     “Canadian GAAP” has the meaning ascribed thereto in Section 2(j) of this agreement;

(k)                                  “Canadian Preliminary Prospectus” has the meaning ascribed thereto in the second paragraph of this agreement;

(l)                                     “Canadian Preliminary Prospectus Supplement” has the meaning ascribed thereto in the second paragraph of this agreement;

(m)                               “Canadian Prospectus” has the meaning ascribed thereto in the second paragraph of this agreement;

(n)                                 “Canadian Prospectus Supplement” has the meaning ascribed thereto in the second paragraph of this agreement;

(o)                                 “Canadian Securities Laws” has the meaning ascribed thereto in the second paragraph of this agreement;

(p)                                 “Closing” means the completion of the issue and sale by the Company of Shares pursuant to this agreement;

(q)                                 “Closing Date” means November 7, 2006 or such later date as the Company and the Agents may agree upon in writing, provided that in no event shall the Closing Date be later than November 30, 2006;

(r)                                    “Closing Time” means 8:30 a.m. (Toronto time) on the Closing Date or such other time on the Closing Date as the Company and the Agents may agree;

(s)                                  “Commission” has the meaning ascribed thereto in the third paragraph of this agreement;

(t)                                    “Common Shares” means the common shares in the capital of the Company;

(u)                                 “Communication” has the meaning ascribed thereto in paragraph 17(a) of this agreement;

(v)                                 “Company” means Vista Gold Corp.;

(w)                               “Distribution” means “distribution” of the Shares or “distribution to the public” of the Shares as those terms are defined in applicable securities legislation;

(x)                                   “EDGAR” has the meaning ascribed thereto in the fourth paragraph of this agreement;

(y)                                 “Environmental Laws” has the meaning ascribed thereto in paragraph 2(aa) of this agreement;

(z)                                   “Exchanges” means the Toronto Stock Exchange (referred to herein as the “TSX”) and the American Stock Exchange (referred to herein as the “AMEX”);

(aa)                            “Final Base Shelf Prospectus” has the meaning ascribed thereto in the second paragraph of this agreement;

(bb)                          “Final Filing Time” has the meaning ascribed thereto in paragraph 1(a) of this agreement;

(cc)                            “Financial Information” means (1) the consolidated comparative financial statements of the Company for (i) the year ended December 31, 2005, the notes thereto and the auditors’ report thereon, and (ii) the six months ended June 30, 2006 and the notes thereto, (2) the Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations (i) for the year ended December 31, 2005 and (ii) for the six months ended June 30, 2006, and (3) any other financial statements, incorporated or deemed to be incorporated by reference in the Canadian Prospectus, the U.S. Prospectus or the Pricing Disclosure Package and any financial data derived from the foregoing and disclosed in the Canadian Prospectus, the U.S. Prospectus or the Pricing Disclosure Package;

(dd)                          “Form 10-K” means the Annual Report of the Company for the year ended December 31, 2005 on Form 10-K filed pursuant to the 1934 Act with the Commission on March 31, 2006, as amended by Amendment No. 1 to the Company’s Annual Report on Form 10-K filed with the Commission on June 13, 2006 (including the documents incorporated by reference therein);

(ee)                            “Governmental Licenses” has the meaning ascribed thereto in paragraph 2(ff) of this agreement;

(ff)                                “Hazardous Materials” has the meaning ascribed thereto in paragraph 2(aa) of this agreement;

(gg)                          “Indemnified Party” means a person or company who has the benefit of the indemnity provisions of Section 7 of this agreement;

(hh)                          “Indemnifying Party” means a party to this agreement which is under an obligation to indemnify an Indemnified Party under the indemnity provisions of Section 7 of this agreement;

(ii)                                  “Internal Revenue Code” means the United States Internal Revenue Code of 1986, as amended;

(jj)                                  “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g);

(kk)                            “Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors which is specified in Schedule F hereto;

(ll)                                  “Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus;

(mm)                      “Lead Agent” means Sprott Securities (USA) Limited;

(nn)                          “Letter Agreement” has the meaning ascribed thereto in the first paragraph of this agreement;

(oo)                          “MRRS Decision Document” has the meaning ascribed thereto in the second paragraph of this agreement;

(pp)                          “Material Adverse Effect” has the meaning ascribed thereto in paragraph 2(k) of this agreement;

(qq)                          “misrepresentation”, “material fact” and “material change” have the respective meanings ascribed thereto in the Securities Act (British Columbia);

(rr)                                “Money Laundering Laws” has the meaning ascribed thereto in paragraph 2(bb) of this agreement;

(ss)                            “NASD” means the National Association of Securities Dealers, Inc.;

(tt)                                “OFAC” has the meaning ascribed thereto in paragraph 2(bb) of this agreement;

(uu)                          “Offering” has the meaning ascribed thereto in the first paragraph of this agreement;

(vv)                          “Original Registration Statement” has the meaning ascribed thereto in the third paragraph of this agreement;

(ww)                      “Permitted Free Writing Prospectus” has the meaning ascribed thereto in paragraph 3(f) of this agreement;

(xx)                              “Preliminary Base Shelf Prospectus” has the meaning ascribed thereto in the second paragraph of this agreement;

(yy)                          “Pricing Disclosure Package” has the meaning ascribed thereto in the third paragraph of this agreement;

(zz)                              “Pricing Prospectus” has the meaning ascribed thereto in the third paragraph of this agreement;

(aaa)                      “Purchasers” has the meaning ascribed thereto in paragraph 3(b) of this agreement;

(bbb)                   “Qualifying Authorities” has the meaning ascribed thereto in the second paragraph of this agreement;

(ccc)                      “Qualifying Provinces” has the meaning ascribed thereto in the second paragraph of this agreement;

(ddd)                   “Repayment Event” has the meaning ascribed thereto in paragraph 2(s) of this agreement;

(eee)                      “Registration Statement” has the meaning ascribed thereto in the third paragraph of this agreement;

(fff)                            “Reviewing Authority” means the British Columbia Securities Commission;

(ggg)                   “Sarbanes-Oxley Act” means the United States Sarbanes-Oxley Act of 2002;

(hhh)                   “SEDAR” has the meaning ascribed thereto in paragraph 2(d) of this agreement;

(iii)                               “Shares” has the meaning ascribed thereto in the first paragraph of this agreement;

(jjj)                               “Shelf Procedures” has the meaning ascribed thereto in the second paragraph of this agreement;

(kkk)                      “Sprott” means Sprott Securities (USA) Limited;

(lll)                               “Subsidiaries” means the subsidiaries of the Company within the meaning ascribed thereto under the Business Corporations Act (Yukon);

(mmm)             “supplement” has the meaning ascribed thereto in the third paragraph of this agreement;

(nnn)                   “Supplementary Material” means collectively any amendment to the Canadian Prospectus or Registration Statement, any amended or supplemented prospectus or auxiliary material, information, evidence, return, report, application, statement or document that may be filed by or on behalf of the Company under Canadian Securities Laws, the 1933 Act or the 1934 Act prior to the Closing Time or, where such documents are deemed to be incorporated by reference into the Canadian Prospectus, Registration Statement or U.S. Prospectus, prior to the expiry of the period of distribution of the Shares;

(ooo)                   “this agreement” or “the agreement” means the agreement resulting from the acceptance by the Company of the offer made by the Agents by this letter;

(ppp)                   “U.S. Base Prospectus” has the meaning ascribed thereto in the third paragraph of this agreement;

(qqq)                   “U.S. GAAP” has the meaning ascribed thereto in paragraph 2(j) of this agreement;

(rrr)                            “U.S. Preliminary Prospectus” has the meaning ascribed thereto in the third paragraph of this agreement;

(sss)                      “U.S. Preliminary Prospectus Supplement” has the meaning ascribed thereto in the third paragraph of this agreement;

(ttt)                            “U.S. Prospectus” has the meaning ascribed hereto in the third paragraph of this agreement;

(uuu)                   “U.S. Prospectus Supplement” has the meaning ascribed thereto in the third paragraph of this agreement;

(vvv)                   “United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

(www)             “1933 Act” has the meaning ascribed in the second paragraph of this agreement;

(xxx)                         “1933 Act Regulations” has the meaning ascribed thereto in the second paragraph of this agreement; and

(yyy)                   “1934 Act” means the United States Securities Exchange Act of 1934, as amended.

The following schedules are attached to and form part of this agreement:

Schedule A	-	List of Subsidiaries
Schedule B	-	Form of Opinion of Canadian Counsel
Schedule C	-	Form of Opinion of U.S. Counsel
Schedule D	-	Form of Opinion of Nevada Counsel
Schedule E		Agents
Schedule F	-	Issuer General Use Free Writing Prospectus

TERMS AND CONDITIONS

SECTION 1.  Covenants of the Company. The Company covenants with each Agent as follows:

(a)                                  Filing of Canadian Prospectus Supplement and US. Prospectus Supplement. The Company will (1) as soon as possible and in any event no later than 5:00 p.m. (Toronto time) on October 31, 2006 (the “Final Filing Time”), prepare and file with each Qualifying Authority, the Canadian Prospectus Supplement, and (2) prepare and file with the Commission, the U.S. Prospectus Supplement within the time period prescribed by Rule 424 under the 1933 Act; provided that the Company will use commercially reasonable efforts to file the Canadian Prospectus Supplement with each Qualifying Authority before 9:30 a.m. (Toronto time) on October 31, 2006.

(b)                                 Compliance with Securities Regulations and Commission Requests. During the period of the distribution of the Shares, the Company will notify the Agents promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall have been filed with the Commission or shall have become effective, and when any supplement to the U.S. Base Prospectus or the Canadian Base Prospectus or any amended U.S. Prospectus, amended Canadian Prospectus or any Supplementary Material shall have been filed, (ii) of any request by any Qualifying Authority to amend or supplement the Canadian Prospectus, or for additional information, or of any request by the Commission to amend the Registration Statement or to amend or supplement the U.S. Preliminary Prospectus or the U.S. Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any of the U.S. Base Prospectus, the Canadian Base Prospectus, the U.S. Preliminary Prospectus, the U.S. Prospectus or the Canadian Prospectus, or the suspension of the qualification of the Shares or the offering or sale in any jurisdiction, or the institution or, to the knowledge of the Company, threatening of any proceedings for any such purpose, and (iv) of the issuance by any

Qualifying Authority or either Exchange of any order having the effect of ceasing or suspending the distribution of the Shares or the trading in the Common Shares, or of the institution or, to the knowledge of the Company, threatening of any proceedings for any such purpose. The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order preventing or suspending such use or such order ceasing or suspending the distribution of the Shares or the trading in the Common Shares and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

(c)                                  Filing of Amendments. The Company will not at any time file or make any amendment or supplement to the Registration Statement, the U.S. Preliminary Prospectus, the U.S. Prospectus or the Canadian Prospectus, any Supplementary Material or Issuer Free Writing Prospectus, of which the Agents shall not have previously been advised and furnished a copy or to which the Agents shall have objected promptly after reasonable notice thereof.

(d)                                 Delivery of Filed Documents. The Company has furnished or will deliver to each of the Agents a copy of the Canadian Prospectus, and any Supplementary Material, approved, signed and certified as required by Canadian Securities Laws and signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts.

(e)                                  Delivery of Prospectuses. The Company has furnished or will deliver to each Agent, without charge, as many copies of each U.S. Preliminary Prospectus Supplement, the Canadian Preliminary Prospectus Supplement, the U.S. Base Prospectus and the Canadian Base Prospectus as such Agents have reasonably requested, and the Company hereby consents to the use of such copies for the purposes permitted by the 1933 Act. The Company will deliver to each Agent, without charge, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the 1934 Act and during the period when the Canadian Prospectus is required to be delivered under Canadian Securities Laws such number of copies of the U.S. Prospectus and Canadian Prospectus, respectively (each as supplemented or amended), as such Agent may reasonably request.

(f)                                    Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, 1933 Act Regulations and Canadian Securities Laws so as to permit the completion of the distribution of the Shares as contemplated in this agreement and in the U.S. Prospectus and the Canadian Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agents or for the Company, to amend the Registration Statement, amend or supplement the U.S. Base Prospectus or the Canadian Base Prospectus or amend the U.S. Prospectus or the Canadian Prospectus in order that the U.S. Preliminary Prospectus, the U.S. Prospectus or the Canadian Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the U.S. Base Prospectus or the Canadian Base Prospectus or amend or supplement the U.S. Preliminary Prospectus, the U.S. Prospectus or the Canadian Prospectus in order to comply with the requirements of the 1933 Act, 1933 Act Regulations or Canadian Securities Laws, the Company will promptly prepare and file with the Commission and with the Qualifying Authorities, subject to paragraph 1(c) of this agreement, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the U.S. Preliminary Prospectus, the U.S. Prospectus or the Canadian Prospectus, as the case may be, comply with such requirements, and the Company will furnish to the Agents such number of copies of such amendment or supplement as the Agents may reasonably request. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Pricing Prospectus or any preliminary prospectus or any prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Lead Agent and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g)                                 Rule 158. The Company will file, on a timely basis, such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agents the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act and the regulations thereunder.

(h)                                 Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the U.S. Preliminary Prospectus and the Canadian Preliminary Prospectus under “Use of Proceeds.”

(i)                                     Restriction on Sale of Shares. During a period of 90 days from the Closing Date, the Company will not, without the prior written consent of the Lead Agent (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file any registration statement under the 1933 Act with respect to any of the foregoing, (ii) enter into any swap or any other agreement or in respect of the foregoing, any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, or (iii) publicly announce an intention to do any of the foregoing. The foregoing sentence shall not apply to (A) any Common Shares issuable upon exercise of the warrants of the Company outstanding on the date hereof, (B) the Shares to be sold hereunder, (C) any Common Shares issued or options to purchase Common Shares granted pursuant to existing employee plans of the Company referred to in the U.S. Prospectus and the Canadian Prospectus, including, without limitation, the Company’s stock option plan, (D) any Common Shares issued pursuant to any non-employee director stock option plan or dividend reinvestment plan, and (E) any securities issued in connection with the Arrangement.

(j)                                     Listing. The Company will use its best efforts to effect the listing of the Shares on the TSX and AMEX and, at the request of the Lead Agent, will request to have the Shares trade on an “when issued basis” on the TSX and AMEX as of the opening of trading on the Business Day following the date of this agreement.

(k)                                  Reporting Requirements. The Company, during the period when the U.S. Preliminary Prospectus or the U.S. Prospectus is required to be delivered under the 1933 Act or the 1934 Act in respect of the offer and sale of the Shares, will file all documents required to be filed by the Company with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

(l)                                     Delivery of Documents at the time of filing of Canadian Prospectus Supplement. The Company shall deliver to the Agents contemporaneously with or prior to the filing of the Canadian Prospectus Supplement with the Qualifying Authorities:

(i)                                     the comfort letter of its auditors, PricewaterhouseCoopers LLP, referred to in paragraph 5(k) of this agreement;

(ii)                                  a letter from the TSX advising the Company that approval of the conditional listing of the Shares has been granted by the TSX; and

(iii)                               evidence satisfactory to the Agents that the Shares will be listed on AMEX at Closing.

(m)                               Supplementary Material. The Company shall deliver to the Agents contemporaneously with or prior to the filing of any Supplementary Material with any Qualifying Authority or the Commission a comfort letter from PricewaterhouseCoopers LLP relating to financial information, if any, contained in the Supplementary Material that is incorporated or deemed to be incorporated by reference into the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus, the Canadian Prospectus, the U.S. Prospectus or the Registration Statement in the form and substance of the comfort letter described in subparagraph 1(l)(i) of this agreement.

(n)                                 Changes. From the date of this agreement until the end of the period of Distribution under the Canadian Prospectus and the U.S. Prospectus, the Company shall promptly notify the Agents in writing of:

(i)                                     any material change (actual, anticipated, contemplated or threatened, financial or otherwise) in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise whether or not arising in the ordinary course of business;

(ii)                                  any change in any fact contained in the Registration Statement, the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus, the Canadian Prospectus, the U.S. Prospectus or Supplementary Material, which change is or may be of such a nature as to render the Registration Statement, the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus, the Canadian Prospectus, the U.S. Prospectus, the Pricing Disclosure Package or Supplementary Material misleading or untrue in any material respect or result in a misrepresentation therein; or

(iii)                               any change in applicable laws, materially and adversely affecting, or which may materially and adversely affect, the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, the Common Shares or the Distribution under the Canadian Prospectus or the U.S. Prospectus.

SECTION 2. Representations and Warranties of the Company. The Company represents and warrants to the Agents as of the date hereof and as of the Closing Time and agrees with each Agent as follows:

(a)                                  Eligibility and compliance with Securities Regulatory Requirements. The Company meets the general eligibility requirements for use of a short form prospectus under National Instrument

44-101, for use of a shelf prospectus under National Instrument 44-102 and for use of Form S-3 under the 1933 Act. Prior to the execution of this agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the 1933 Act) or used any “prospectus” (within the meaning of the 1933 Act) in connection with the offer or sale of the Shares, in each case other than the Canadian Preliminary Prospectus and the U.S. Preliminary Prospectus and the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the 1933 Act, assuming that such Permitted Free Writing Prospectus is accompanied or preceded by the most recent Canadian Preliminary Prospectus or U.S. Preliminary Prospectus, whichever applicable (which such most recent preliminary prospectus shall contain a price range, if so required by the 1933 Act), or the Canadian Prospectus or U.S. Prospectus, whichever applicable, as the case may be, and that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the 1933 Act, filed with the Commission), the sending or giving, by any Agent, or any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164). At the time the Registration Statement became effective under the 1933 Act and at all times subsequent thereto up to any Closing Time: (A) the Canadian Prospectus complied and will comply in all material respects with Canadian Securities Laws as interpreted and applied by the Qualifying Authorities; (B) the Registration Statement, the U.S. Preliminary Prospectus and the U.S. Prospectus, and any amendments or supplements thereto complied and will comply in all material aspects with the requirements of the 1933 Act and the 1933 Act Regulations; (C) no order preventing or suspending the use of any U.S. Preliminary Prospectus, any U.S. Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, (D) the Registration Statement, or any amendment or supplement thereto does not contain, and any amendment or supplement thereto will not contain, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (E) each of the U.S. Preliminary Prospectus and the Canadian Preliminary Prospectus constitutes, and each of the U.S. Prospectus, Canadian Prospectus, the Pricing Disclosure Package and any Supplementary Material or any amendment or supplement thereto will constitute, full, true and plain disclosure of all material facts relating to the Company and its subsidiaries, considered as one enterprise, and the Shares, and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in clauses (D) and (E) above do not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent through the Lead Agent expressly for use in the Registration Statement, the U.S. Preliminary Prospectus, the U.S. Prospectus, the Canadian Prospectus, any Issuer Free Writing Prospectus and any Supplementary Material and the parties hereto agree that such information provided by or on behalf of any Agent through the Lead Agent consists solely of the material referred to in Section 14 hereof.

(b)                                 MRRS Decision Document. The Reviewing Authority has issued MRRS Decision Documents dated September 12, 2006 with respect to the Preliminary Base Shelf Prospectus and dated October 3, 2006 with respect to the Canadian Base Prospectus, and no order suspending the distribution of any of the securities of the Company has been issued by the Reviewing Authority and no proceeding for that purpose has been initiated or, to the best of the Company’s knowledge, threatened by the Reviewing Authority, and any request on the part of the Reviewing Authority for additional information has been complied with.

(c)                                  Documents Incorporated by Reference. Each document filed or to be filed with the Qualifying Authorities and the Commission and incorporated by reference in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus, the Canadian Prospectus,  the U.S. Prospectus or the Registration Statement complied, as at the applicable filing date, or will comply when so filed, in all material respects with the requirements of Canadian Securities Laws, U.S. securities laws, and the Shelf Procedures and, when read together with the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus, the Canadian Prospectus or the U.S. Prospectus, as the case may be, do not as of the date of the Canadian Preliminary Prospectus and the U.S. Preliminary Prospectus, and will not as of the date of the Canadian Prospectus or the U.S. Prospectus, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)                                 Documents Filed with Qualifying Authorities and Commission. Since the time that the Reviewing Authority issued an MRRS Decision Document on behalf of the Qualifying Authorities for the Canadian Base Prospectus, no document with respect to the Canadian Base Prospectus or the Registration Statement, any amendment thereto or any document incorporated by reference therein, has been filed or transmitted for filing with the Qualifying Authorities or the Commission by or on behalf of the Company, except (i) the Canadian Preliminary Prospectus Supplement and U.S. Preliminary Prospectus Supplement in the form previously delivered to the Agents, and (ii) any document incorporated (or deemed to be incorporated) by reference in the Canadian Base Prospectus or incorporated by reference in the Canadian Prospectus Supplement and publicly available on the System for Electronic Document Analysis and Retrieval of the Qualifying Authorities (“SEDAR”), (iii) any document filed on EDGAR and incorporated (or deemed to be incorporated) by reference into the Registration Statement, U.S. Preliminary Prospectus or the U.S. Prospectus, and (iv) any other document copies of which have been provided or made available to the Agents.

(e)                                  Pricing Disclosure Package. The Pricing Disclosure Package, as of the Applicable Time, did not, and as of the Closing Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus complies in all material respects with the applicable provisions of the 1933 Act and the rules and regulations thereunder, and does not include information that conflicts with the information contained in the Registration Statement, the U.S. Preliminary Prospectus, the Pricing Prospectus or the U.S. Prospectus, and each Issuer Limited Use Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation and warranty is made in this paragraph 2(e) with respect to any information contained in or omitted from the Pricing Disclosure Package or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Agent through the Lead Agent expressly for use therein. The parties hereto agree that such information provided by the Lead Agent consists solely of the materials referred to in Section 14 hereof.

(f)                                    Independent Accountants. The accountants who reported on and certified the financial statements included or incorporated by reference in the Registration Statement, the U.S. Preliminary Prospectus, the U.S. Prospectus, and the Canadian Prospectus, are independent public accountants as required by the 1933 Act, the 1933 Act Regulations and the rules of the Public Company

Accounting Oversight Board and are independent with respect to the Company within the meaning of the Business Corporations Act (Yukon) and applicable Canadian Securities Laws.

(g)                                 Good Standing of the Company. The Company is a corporation duly continued, validly existing and in good standing under the laws of the Yukon Territory and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Canadian Prospectus, the U.S. Preliminary Prospectus, the U.S. Prospectus and the Pricing Disclosure Package and to enter into, deliver and perform its obligations under this agreement; and the Company is duly qualified as an extra-provincial corporation to transact business and is in good standing (in respect of the filing of annual returns where required or other information filings under applicable corporations information legislation) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(h)                                 Good Standing of Subsidiaries. The Company’s only consolidated subsidiaries are as set out in Schedule A hereto. The information with respect to the subsidiaries set forth in Schedule A hereto is true and accurate in all material respects. Each subsidiary is a corporation duly incorporated, validly existing and in good standing and has filed its annual return or other information filings under applicable corporations information legislation for the most recent year in which it was required to make such filing under the laws of the jurisdiction of its incorporation, has the requisite power and capacity to own, lease and operate its properties and to conduct its business as described in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus, the Canadian Prospectus, the U.S. Prospectus and the Pricing Disclosure Package and is duly qualified as an extra-provincial or foreign corporation to transact business and is in good standing (in respect of the filing of annual returns where required or other information filings under applicable corporations information legislation) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; the outstanding shares of capital stock of any subsidiary were issued in compliance with all applicable securities laws and were not issued in violation of any preemptive rights, resale rights, rights of first refusal or similar rights.

(i)                                     Compliance with Securities Laws. All consents, approvals, permits, authorizations or filings as may be required under Canadian Securities Laws and U.S. securities laws (including with respect to the filing of any prospectus) and the by-laws, rules and regulations of the Exchanges necessary to the execution and delivery of and the performance by the Company of its obligations under this agreement have been made and obtained or will have been made and obtained by the Closing Time.

(j)                                     Financial Statements. The financial statements included or incorporated by reference in the Canadian Preliminary Prospectus and U.S. Preliminary Prospectus and to be included or incorporated by reference in the Registration Statement, the Canadian Prospectus and the Pricing Disclosure Package and notes thereto, present fairly the financial position of the Company and its consolidated subsidiaries at the dates and for the periods indicated; and the balance sheets, statements of income (loss) and comprehensive income (loss), shareholders’ equity, and cash flows of the Company and its consolidated subsidiaries for the periods specified in such financial statements have been prepared in conformity with generally accepted accounting principles of Canada (“Canadian GAAP”) applied on a consistent basis throughout the periods involved except as may be expressly stated in the related notes thereto.  The Company’s consolidated financial statements for the 2004 and 2005 financial years, together with the financial statements for the interim periods during the 2004 and 2005 financial years as filed with the Qualifying Authorities and the Commission, have been reconciled to the generally accepted accounting principles of the United States (“U.S. GAAP”) in accordance with the 1933 Act and the Commission’s rules and guidelines.  The selected financial information included or incorporated by reference in the Registration Statement, the U.S. Preliminary Prospectus or the Canadian Preliminary Prospectus or to be included or incorporated by reference in the Registration Statement, the U.S. Preliminary Prospectus, the U.S. Prospectus, the Canadian Prospectus and the Pricing Disclosure Package presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the U.S. Preliminary Prospectus, the Canadian Preliminary Prospectus, and to be included or incorporated by reference in the Registration Statement, the Canadian Prospectus, the U.S. Prospectus and the Pricing Disclosure Package. All pro forma financial information included or incorporated by reference in the Canadian Preliminary Prospectus and U.S. Preliminary Prospectus and to be included or incorporated by reference in the Registration Statement, the Canadian Prospectus, the U.S. Prospectus and the Pricing Disclosure Package, comply with the requirements of the Canadian Securities Laws and the 1933 Act and the Commission’s rules and guidelines, and the assumptions used in the preparation of such pro forma financial information are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of such information; the other financial and statistical data contained or incorporated by reference in the Canadian Preliminary Prospectus and U.S. Preliminary Prospectus and to be included or incorporated by reference in the Registration Statement, the Canadian Prospectus, the U.S. Prospectus and the Pricing Disclosure Package, are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Canadian Preliminary Prospectus or the U.S. Preliminary Prospectus or to be included or incorporated by reference in the Registration Statement, the Canadian Prospectus, the U.S. Prospectus or the Pricing Disclosure Package that are not included or will not be included as required; and the Company and the subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Canadian Preliminary Prospectus and U.S. Preliminary Prospectus and to be included or incorporated by reference in the Registration Statement, the Canadian Prospectus, the U.S. Prospectus and the Pricing Disclosure Package that would otherwise be required to be described therein; and all disclosures contained or incorporated by reference in the Canadian Preliminary Prospectus and U.S. Preliminary Prospectus and to be included or incorporated by reference in the Registration Statement, the Canadian Prospectus, the U.S. Prospectus and the Pricing Disclosure Package regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K promulgated under the 1933 Act and 1934 Act, to the extent applicable.

(k)                                  No Material Adverse Change in Business. Since the dates as of which information is given in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus and the Pricing Disclosure Package, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital.

(l)                                     Forward-looking Information. Each “forward-looking statement” (within the meaning of Section 27A of the 1933 Act or Section 21E of the 1934 Act) included or incorporated by reference in the Canadian Preliminary Prospectus and U.S. Preliminary Prospectus and to be included or incorporated by reference in the Registration Statement, the Canadian Prospectus, the U.S. Prospectus and the Pricing Disclosure Package, has been or will be made or reaffirmed with a reasonable basis and in good faith.

(m)                               Absence of Rights. Except as disclosed in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus and the Pricing Disclosure Package as at the date thereof and as will be disclosed in the Canadian Prospectus and the U.S. Prospectus, and except for 220,000 options issued under the Company’s Stock Option Plan since June 30, 2006, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, for the issue or allotment of any unissued shares of the Company or any of its subsidiaries or any other agreement or option, for the issue or allotment of any unissued shares of the Company or any of its subsidiaries or any other security convertible into or exchangeable for any such shares or to require the Company or any of its subsidiaries to purchase, redeem or otherwise acquire any of the issued and outstanding shares of the Company or any of its subsidiaries, as the case may be.

(n)                                 Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency, governmental instrumentality or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened or contemplated, against or affecting the Company or any subsidiary, which is required to be disclosed in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus, the Canadian Prospectus, the U.S. Prospectus, the Pricing Disclosure Package or the Supplementary Material and which is not so disclosed or will not be so disclosed, or which may reasonably be expected to result in a Material Adverse Effect, or which may reasonably be expected to materially and adversely affect the properties or assets of the Company or any subsidiary or which may materially and adversely affect the consummation of the transactions contemplated in this agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus, the Pricing Disclosure Package or the Supplementary Material including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(o)                                 Authorization. This agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law.

(p)                                 Authorized Capital. The authorized, issued and outstanding share capital of the Company was, at June 30, 2006, as set forth in the Canadian Preliminary Prospectus Supplement, the U.S. Preliminary Prospectus Supplement and the Pricing Disclosure Package under the caption “Capitalization”. All of the issued and outstanding shares in the capital of the Company have been duly authorized and validly issued and are fully paid and non-assessable and have been issued in compliance with all applicable securities laws. None of the outstanding shares in the capital of the Company was issued in violation of any pre-emptive rights, resale rights, rights of first refusal or similar rights.

(q)                                 Reporting Issuer Status. The Company is a reporting issuer not in default for purposes of the Securities Act (Ontario) and the corresponding provisions of the other Canadian Securities Laws in jurisdictions which recognize the concept of reporting issuer status. Further, the Company is not an “ineligible issuer” (as defined in Rule 405 of the 1933 Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the 1933 Act with respect to the Offering.

(r)                                    Authorization and Description of Shares. The Shares have been duly authorized for issuance and sale pursuant to this agreement. The Shares, when issued and delivered by the Company pursuant to this agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable, the Common Shares conform to all statements relating thereto contained in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus and the Pricing Disclosure Package and will conform to all statements relating thereto to be contained in the Canadian Prospectus and the U.S. Prospectus, and such description conforms to the rights set forth in the instruments defining the same; no holder of the Shares will be subject to personal liability solely by reason of being such a holder; the issuance of the Shares is not subject to any preemptive rights, resale rights, rights of first refusal or similar rights; and all corporate action required to be taken for the authorization, issuance, sale and delivery of the Shares has been validly taken.

(s)                                  Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this agreement and the consummation of the transactions contemplated herein and in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus and the Pricing Disclosure Package, and as will be contemplated in the Canadian Prospectus and the U.S. Prospectus (including the authorization, issuance, sale and delivery of the Shares and the use of the proceeds from the sale of the Shares as described in the Canadian Preliminary Prospectus and the U.S. Preliminary Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation or conflict with the provisions of the charter or by-laws of the

Company or any subsidiary or any existing applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations except for such violations or conflicts that would not, singly or in the aggregate, result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to acquire the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

(t)                                    Absence of Labour Dispute. No labour dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labour disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

(u)                                 Tax Returns. All tax returns required to be filed by the Company or any of its subsidiaries have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided.

(v)                                 Insurance. The Company and each of its subsidiaries maintains insurance covering its properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and its subsidiaries and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force on the Closing Date; neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew any such insurance as and when such insurance expires.

(w)                               Financial Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with Canadian GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(x)                                   Disclosure Controls. The Company has established “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the 1934 Act) and “internal controls over financial reporting” (as such term is defined in Rule 13a-15(f) under the 1934 Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; and the Company has taken all necessary actions to ensure that, upon and at all times after the filing of the Registration Statement, the Company and the Subsidiaries and their respective officers and directors, in their capacities as such, will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder.

(y)                                 Third-Party Data. All statistical or market-related data or third-party data included or incorporated by reference in the Canadian Preliminary Prospectus and U.S. Preliminary Prospectus and to be included or incorporated by reference in the Registration Statement, the Canadian Prospectus, the U.S. Prospectus and the Pricing Disclosure Package, are or will be based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(z)                                   Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other property described in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus and the Pricing Disclosure Package in each case as at the date thereof and as will be described in the Canadian Prospectus and the U.S. Prospectus, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind (including mining, zoning, use or building code restrictions that would prohibit or prevent the continued effective ownership, leasing, licensing or use of such property in the business of the Company and its subsidiaries) except such as (A) are described in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus and the Pricing Disclosure Package or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries. The Company and its subsidiaries hold either freehold title, mining leases, mining concessions, mining claims or participating interests or other conventional property or proprietary interests or rights, recognized in the jurisdiction in which a particular property is located, in respect of the ore bodies and minerals located in properties in which the Company and its subsidiaries have an interest as described in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus and the Pricing Disclosure Package under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, sufficient to permit the Company or applicable subsidiary to explore the minerals relating thereto.  All property, leases or claims in which the Company or any subsidiary has an interest or right have been validly located and recorded in accordance with all applicable laws and are valid and subsisting where the failure to be so would have a material adverse effect on the Company and its subsidiaries, taken as a whole.  The Company and its subsidiaries have all necessary surface rights, access rights and other necessary rights and interests relating to the properties in which the Company and its subsidiaries have an interest as described in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus and the Pricing Disclosure Package granting the Company or applicable subsidiary the right and ability to explore for minerals, ore and metals for development purposes as are appropriate in view of the rights and interest therein of the Company or applicable subsidiary, with only such exceptions as do not interfere with the use made by the Company or applicable subsidiary of the rights or interest so held, and each of the proprietary interests or rights and each of the documents, agreements and instruments and obligations relating thereto referred to above is currently in good standing in the name of the Company or a subsidiary where the failure to be so would have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Company is entitled to extract minerals from its mines as set forth in the Canadian Preliminary Prospectus and U.S. Preliminary Prospectus in each case as at the date thereof and as will be set forth in the Canadian Prospectus, the U.S. Prospectus and the Pricing Disclosure Package and to do all of the exploration and development contemplated in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus and the Pricing Disclosure Package, except as otherwise described in the Canadian Preliminary Prospectus,  the U.S. Preliminary Prospectus and the Pricing Disclosure Package.

(aa)                            Environmental Laws. Except as described in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus and the Pricing Disclosure Package in each case as at the date thereof and as will be described in the U.S. Prospectus and the Canadian Prospectus, and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, provincial, state, local, municipal or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigation or proceedings relating to any Environmental Laws against the Company or any of its subsidiaries and (D) other than in respect of past activities at the Hycroft Mine, which have been disclosed to the Agents, there are no events or circumstances that might reasonably be expected to form the basis of an order for cleanup or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(bb)                          Foreign Transactions. None of the Company, any subsidiary or, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of the subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder. The operations of the Company and each subsidiary are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the United States Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statues of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened. Neither the Company nor any subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(cc)                            No Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Shares.

(dd)                          Reserve Information. The information set forth in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus and the Pricing Disclosure Package and as will be set out in the Canadian Prospectus and the U.S. Prospectus relating to the estimates by the Company of the proven and probable ore reserves and mineral resources has been reviewed and verified by the Company and, in all cases, the ore reserve information has been prepared in accordance with Canadian industry standards set forth in National Instrument 43-101 — Standards of Disclosure for Mineral Projects and Industry Guide 7 under the 1933 Act, to the extent that it is applicable to the Company as a result of its status as a Canadian corporation, and the method of estimating the ore reserves has been verified by mining experience and the information upon which the estimates of reserves were based, was, at the time of delivery thereof, complete and accurate in all material respects and there have been no material changes to such information since the date of delivery or preparation thereof.

(ee)                            Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of any court or governmental authority or agency, or the approval of the Company’s shareholders, is necessary or required for the performance by the Company of its obligations hereunder, in connection with the Offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this agreement, except for the final listing approval of the TSX and AMEX, the filing of the Canadian Prospectus Supplement with the Reviewing Authority and the Qualifying Authorities and the filing of the U.S. Prospectus Supplement with the Commission.

(ff)                                Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, certificates, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, provincial, state, local or foreign regulatory agencies or bodies necessary to own, lease, stake or maintain claims and other property interest and to conduct the business now operated by them, except where the failure to possess such Governmental Licenses would not singly or in the aggregate have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavourable decision, ruling or finding, would result in a Material Adverse Effect.

(gg)                          Investment Company Act. The Company is not, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as will be described in the Canadian Prospectus, the U.S. Prospectus and the Pricing Disclosure Package will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the United States Investment Company Act of 1940, as amended.

(hh)                          Absence of Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act or under applicable state securities laws.

(ii)                                  Other Reports and Information. There are no reports or information that in accordance with the requirements of any Qualifying Authority must be made publicly available in connection with the

Offering that have not been made or will not be made publicly available during the period of the distribution of the Shares as required; there are no documents required to be filed with any Qualifying Authority in connection with the Canadian Prospectus that have not been filed or will not be filed as required; during the period of the Distribution, there are no contracts, documents or other materials required to be described or referred to in the Registration Statement, the U.S. Prospectus, the U.S. Preliminary Prospectus or the Pricing Disclosure Package or to be filed as exhibits to the Registration Statement or the Pricing Disclosure Package that are not or will not be described, referred to or filed as required by U.S. federal securities laws and the Canadian Securities Laws.

(jj)                                  No Broker. Other than as contemplated by this agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this agreement (other than pursuant to the Arrangement).

(kk)                            Stamp Tax. No stamp duty, registration or documentary taxes, duties or similar charges are payable under the federal laws of Canada or the laws of the Province of Ontario in connection with the creation, issuance, sale and delivery to the Agents of the Shares or the authorization, execution, delivery and performance of this agreement or the resale of Shares by an Agent.

(ll)                                  Tax Disclosure. The statements set forth in the U.S. Preliminary Prospectus, as at the date thereof, and as will be set forth in the U.S. Prospectus and the Pricing Disclosure Package under the caption “Certain U.S. Federal Income Tax Considerations” while not purporting to discuss all possible United States federal income tax consequences of the acquisition, ownership and disposition of the Shares constitute, in all material respects, a fair and accurate summary of the probable significant U.S. federal income tax consequences of the acquisition, ownership and disposition of the Shares.

(mm)                      CFC. As of the date hereof the Company is not a “controlled foreign corporation” as such term is defined in the Internal Revenue Code and does not expect to become a controlled foreign corporation.

SECTION 3. Purchase, Sale and Delivery of the Shares.

(a)     Appointment of Agents; Sales by Agents.   The Company hereby appoints the Agents as its sole and exclusive agents for the purpose of selling, in accordance with the terms and conditions hereof, the Shares.  The Agents hereby accept such agencies and agree to use their best efforts to sell the Shares on said terms and conditions.  The appointment of the Agents hereunder shall terminate upon the Closing of the Offering, unless earlier terminated pursuant to Section 6 hereof.  The Agents propose to sell the Shares to the public as agents for the Company upon the terms and conditions set forth in the U.S. Preliminary Prospectus, the U.S. Prospectus, the Canadian Preliminary Prospectus and the Canadian Prospectus. In addition, the Agents shall comply with the Canadian Securities Laws and Rule 15c2-4 under the 1934 Act.  Only broker/dealers who are either (i) members in good standing of the National Association of Securities Dealers, Inc. (the “NASD”) that are registered with the NASD and maintain net capital pursuant to Rule 15c3-1 under the 1934 Act of not less than US$25,000 or (ii) dealers with their principal places of business located outside the United States and not registered as brokers or dealers under the 1934 Act, who have agreed not to make any sales within the United States or to persons who are nationals thereof or residents therein shall be designated selected dealers by the Agents in the United States.  The Agents shall require all selected dealers to comply with the Canadian Securities Laws and Rule 15c2-4 under the 1934 Act in the United States.

(b)     Agreement to Sell and Purchase.  On the basis of the representation, warranties, covenants and agreements contained herein, but subject to the terms and conditions herein set forth, (i) the Company agrees to issue and to sell the Shares to the persons identified by the Agents (collectively, the “Purchasers”) at a purchase price of US$8.50 per Share.  It is understood that in no event shall the Agents be obligated to purchase any Shares.  The Offering is strictly a “best efforts” offering and is subject to minimum aggregate subscriptions of US$25 million prior to proceeding with Closing.  All Shares to be offered and sold in the Offering shall be issued and sold through the Agents, as agents for the Company, and the Company will not sell or agree to sell any of its Shares otherwise than through the Agents.  In the event the Company or any of its executive officers is contacted directly or indirectly by prospective purchasers of the Shares, the Company will promptly forward the names of such prospective purchasers to the Lead Agent.

(c)     Escrow.  All subscriptions from the offering of the Shares in the United States will be deposited into an escrow account (the “Escrow Account”) with Wells Fargo Bank, National Association, as escrow agent, pursuant to an Escrow Agreement, to be entered into (the “Escrow Agreement”), not later than 12:00 Noon of the next Business Day following receipt of each such subscription by the Agents or other broker-dealers, until either the Company has sold the minimum aggregate subscriptions in Canada and the United States of US $25 million (the “Minimum”) or the Offering has terminated.  The Offering will terminate on November 30, 2006.  If the Agents have not sold at least the Minimum by such termination of the Offering, all proceeds held in escrow shall be promptly returned to investors, without interest.  If the Agents have sold the Minimum, payment of the purchase price for the Shares shall be made at the Closing Time as provided below.

(d)     Payment of the Purchase Price. Payment of the purchase price for, and delivery of certificates for, the Shares shall be made at the offices of Heenan Blaikie LLP, or at such other place as shall be agreed upon by the Lead Agent and the Company, at the Closing Time.

Payment in respect of the purchase price for Shares sold or expected to be sold by the Agents shall be denominated in United States dollars, and shall be made to the Company by wire transfers of immediately available funds to a bank account designated by the Company, against delivery to the Lead Agent for the respective accounts of the Agents of certificates for the Shares to be purchased by them. It is understood that each Agent has authorized the Lead Agent, for its account, to accept delivery of, receipt for, and make payment of the purchase price for the Shares.

(e) Payment of Agency Fee. At the Closing Time, the Company shall contemporaneously pay to the Agents the agency fee referred to in Section 4 of this agreement. The Lead Agent shall at the Closing Time provide the Company with a receipt acknowledging payment in full of the applicable amount of the agency fee.

(f) Denominations; Registration.  Certificates for the Shares issuable in respect of the Shares shall be in such denominations and registered in such names as the Lead Agent may request in writing at least two full Business Days before any Closing Time.

(g) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Lead Agent, and each Agent represents and agrees that, unless it obtains the prior consent of the Company and the Lead Agent, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the 1933 Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Lead Agent is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company

represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company and the Agents hereby acknowledge that the Issuer General Use Free Writing Prospectus (as set out in Schedule F) is a Permitted Free Writing Prospectus for the purposes of this agreement.

SECTION 4. Compensation of Agents.

(a) Agency Fee.:  In return for their services in respect of the Distribution, including (i) assisting in the preparation of the Canadian Prospectus and the U.S. Prospectus (and Supplementary Material), (ii) advising on the final terms and conditions of the Offering, (iii) forming and managing a selling group for the sale of the Shares, (iv) distributing the Shares to the public both directly and through other registered dealers and brokers, and (v) performing administrative work in connection with the distribution of the Shares, the Company agrees to pay to the Agents at the Closing Time, an agency fee of US$0.425 per Share sold.

(b) Agents’ Warrants.  As additional consideration for the services to be provided by the Agents in respect of the Distribution, the Company shall issue to the Agents (in such name or name as the Lead Agent shall direct in writing) at the Closing Time, compensation warrants (the “Agent Warrants”) entitling the Agents to purchase, in the aggregate, that number of Common Shares of the Company equal to 5% of the aggregate number of Shares sold hereunder at a price of $8.50 per Share for a period of two years following the Closing Date.

SECTION 5. Conditions of Agents’ Obligations. The obligations of the Agents to the performance of their obligations herein are subject to the accuracy of the representations and warranties of the Company contained in Section 2 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Filing of Canadian Prospectus Supplement and U.S. Prospectus Supplement. (i) The Canadian Prospectus Supplement will have been filed with each Qualifying Authority and the U.S. Prospectus Supplement will have been filed with the Commission in accordance with the requirements of paragraph 1(a) of this agreement; (ii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, and no stop order suspending or preventing the use of any U.S. Preliminary Prospectus, any Issuer Free Writing Prospectus or the U.S. Prospectus shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission; (iii) no order having the effect of ceasing or suspending the Distribution, or trading in the Common Shares of the Company or any other securities of the Company shall have been issued or proceedings therefor initiated or threatened by any securities commission, securities regulatory authority or stock exchange in Canada or the United States; and (iv) any request on the part of the Qualifying Authority or the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Agents.

(b) Opinion of Canadian Counsel for Company. At the Closing Time, the Agents shall have received the favourable opinion, dated as of the Closing Date, of Borden Ladner Gervais LLP, Canadian counsel for the Company, in form and substance reasonably satisfactory to counsel for the Agents, to the effect set forth in Schedule B hereto and to such further effect as counsel to the Agents may reasonably request.  In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the Provinces of British Columbia, Alberta and Ontario, and the

federal laws of Canada applicable therein, upon opinions of counsel satisfactory to the Agents.

(c) Title Opinions. At the Closing Date, the Agents shall have received favourable title opinions dated the Closing Date regarding the Awak Mas project, the Mt. Todd project, the Paredones Amarillos project and the Hycroft Mine project, each in form and substance satisfactory to the Lead Agent and counsel for the Agents, acting reasonably.

(d) Opinion of U.S. Counsel for Company. At the Closing Time, the Agents shall have received the favourable opinions, dated as of the Closing Date, of Burns & Levinson LLP, United States counsel for the Company, in form and substance reasonably satisfactory to counsel for the Agents, to the effect set forth in Schedule C hereto and of Erwin & Thompson LLP, Nevada counsel for the Company, in form and substance satisfactory to counsel for the Agents, to the effect set forth in Schedule D hereto, and in each case to such further effect as counsel to the Agents may reasonably request. Such counsel may also state that, insofar as such opinion involves factual matters they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(e) Opinion of Canadian Counsel for Agents. At the Closing Time, the Agents shall have received the favourable opinion, dated as of the Closing Date, of Heenan Blaikie LLP, Canadian counsel for the Agents. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the Provinces of Ontario, Alberta and British Columbia and the federal laws of Canada applicable therein upon the opinions of counsel satisfactory to the Agents and as to matters pertaining to the Company upon the opinion of Borden Ladner Gervais LLP. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(f) Opinion of U.S. Counsel for Agents. At the Closing Time, the Agents shall have received the favourable opinion, dated as of the Closing Date, of Troutman Sanders LLP, United States counsel for the Agents. In giving such opinion, such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(g) Officers’ Certificate. At the Closing Time, the Agents shall have received a certificate of the President and Chief Executive Officer and the Chief Financial Officer of the Company, dated as of the Closing Date, to the effect that (i) there has been no Material Adverse Effect, (ii) the representations and warranties in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, (iv) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, and no stop order suspending or preventing the use of any U.S. Preliminary Prospectus, any Issuer Free Writing Prospectus or the U.S. Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officers, are contemplated by the Commission, and (v) no order having the effect of ceasing or suspending the Distribution shall have been issued by any securities commission or securities regulatory authority in Canada or the United States.

(h) Accountants’ Comfort Letter. At the time of the execution of this agreement, the Agents shall have received from PricewaterhouseCoopers LLP a letter dated the date of this agreement and prepared as at a specified date not more than two Business Days prior to the date of this agreement, in form and substance satisfactory to the Agents, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to agents with respect to the financial statements and certain financial information contained in the Registration Statement, the U.S. Preliminary Prospectus, the U.S. Prospectus, the Canadian Prospectus and the Pricing Disclosure Package.

(i) Bringdown Comfort Letter. At Closing Time, the Agents shall have received from PricewaterhouseCoopers LLP, a letter dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to paragraph (k) of this Section, except that the specified date referred to shall be a date not more than two Business Days prior to the Closing Date.

(j) Approval of Listing. At Closing Time, (i) the Shares, shall have been approved for listing on the TSX, subject to the Company fulfilling the requirements of the TSX, and (ii) the Shares shall have been approved for listing on the AMEX, subject to official notice of issuance if required.

(k) Additional Documents. At any Closing Time, counsel for the Agents shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and the sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions and covenants herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Lead Agent and counsel for the Agents, acting reasonably.

SECTION 6.  Termination of Agreement.

(a)     Termination.  The Agents may terminate this agreement, by notice to the Company at any time at or prior to the Closing Time,

(i)                               if there has been, since the time of execution of this agreement or since the respective dates as of which information is given in the Canadian Prospectus, the U.S. Prospectus or the Pricing Disclosure Package,

a.               any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, properties, management or business prospects of the Company and its subsidiaries considered as one enterprise or there shall have been discovered any previously undisclosed adverse material fact relating to the Company, or

b.              there shall have occurred any change in the applicable securities laws or any inquiry, investigation or other proceeding is made or any order is issued under or pursuant to any statute of Canada or any province thereof, any statute of the United States or any state or territory thereof, or any stock exchange in relation to the Company or any of its securities (except for any inquiry, investigation or other proceeding based upon activities of the Agents and not upon activities of the Company)

which, in the opinion of the Agents, prevents or restricts trading in or the distribution of the Shares or materially adversely affects or might reasonably be expected to materially adversely affect the market price or value of the Common Shares,

(ii)                            the state of the financial markets becomes such that, in the opinion of the Agents acting reasonably, the Shares cannot be successfully marketed;

(iii)                         if there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence, catastrophe, war or act of terrorism of national or international consequence or any law or regulation which, in the reasonable opinion of the Agents, seriously adversely affects or involves, or will seriously adversely affect or involve, the financial markets or the business, operations or affairs of the Company and its subsidiaries, taken as a whole;

(iv)                        a cease trade order is made by any securities commission or other competent authority by reason of the fault of the Company or its respective directors, officers and agents and such cease trade order is not rescinded within 48 hours; or

(v)                           if the Company fails to obtain the approval of the AMEX or the TSX for the listing of the Shares.

(b) Liabilities. If this agreement is terminated pursuant to this Section 6, such termination shall be without liability of any party to any other party except as provided in Section 10 hereof, and provided further that Sections 2, 6, 7 and 8 shall survive such termination and remain full force and effect.

SECTION 7. Indemnity.

(a) Indemnity of the Agents. The Company covenants and agrees to indemnify and save harmless each of the Agents and their respective directors, officers, shareholders and employees and agents (collectively, the “Agents’ Personnel”) from any and all losses (other than loss of profits), claims, damages, liabilities, costs or expenses, whether joint or several, caused or incurred by reason of or in connection with the transactions contemplated hereby including, without limitation, the following:

(i)                                     any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including all documents incorporated by reference therein (or contained in the Registration Statement as amended or supplemented by any post-effective amendment or supplement thereof or thereto by the Company), or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.;

(ii)                                  any “misrepresentation” within the meaning of Canadian Securities Laws or any untrue statement of material fact or alleged untrue statement of material fact included in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus, the Canadian Prospectus, the U.S. Prospectus, in any Issuer Free Writing Prospectus or in any prospectus together with any combination of one or more Issuer Free Writing Prospectuses, or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made;

(iii)                               the omission or alleged omission to state in any certificate of the Company, or of any officers of the Company delivered hereunder or pursuant hereto, of any material fact required to be stated therein where such omission or alleged omission constitutes or is alleged to constitute a misrepresentation;

(iv)                              any order made or any inquiry, investigation or proceeding commenced or threatened by any securities regulatory authority, stock exchange or by any other competent authority, based upon any misrepresentation or alleged misrepresentation in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus, the Canadian Prospectus or the U.S. Prospectus based upon any failure or alleged failure to comply with Canadian Securities Laws or the applicable securities laws of the United States (other than any failure or alleged failure to comply by the Agents) preventing and restricting the trading in or the sale of the Shares or any of them in the jurisdictions of Canada, the United States, or any state of the United States;

(v)                                 the non-compliance or alleged non-compliance by the Company with any material requirement of applicable securities laws, including the Company’s non-compliance with any statutory requirement to make any document available for inspection; or

(vi)                              the material breach of any representation, warranty or covenant of the Company contained herein or the failure of the Company to comply in all material respects with any of its obligations hereunder, except, with respect to any of the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus, the Canadian Prospectus or the U.S. Prospectus, insofar as any such loss, claim, damage, liability, cost or expense arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with, information concerning the Agents furnished by the Lead Agent to the Company expressly for use in, such document, or arises out of or is based upon any omission or alleged omission to state a material fact in any of the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus, the Canadian Prospectus or the U.S. Prospectus in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such information, or was necessary to make such information not misleading. The parties hereto agree that such information provided by the Lead Agent consists solely of the materials referred to in Section 14 hereof.

(b) Expenses. The Company shall reimburse the Agents promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such losses, claims, damages, liabilities or actions in respect thereof, as incurred.

(c) Consent to Settlement. The Company shall not, without the prior written consent of the Agents, which shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Agents or any of the Agents’ Personnel are a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of each of the Agents and of the Agents’ Personnel from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of, fault, culpability or any failure to act, by or on behalf of the Agents or the Agents’ Personnel.

Notwithstanding the foregoing, the Company shall not be liable for the settlement of any claim or action in respect of which indemnity may be sought hereunder effected without its written consent, which consent shall not be unreasonably withheld.

(d) Notice. If any matter or thing contemplated by this Section shall be asserted against any party in respect of which indemnification is or might reasonably be considered to be provided (an “Indemnified Party”), such Indemnified Party will notify the Company as soon as possible and in any event on a timely basis, of the nature of such claim, provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to any

Indemnified Party hereunder unless the Company is materially prejudiced by such omission. The Company shall be entitled (but not required) to assume the defence of any suit brought to enforce such claim; provided, however, that the defence shall be through legal counsel acceptable to the Indemnified Party, acting reasonably, and that no settlement may be made by the Company or the Indemnified Party without the prior written consent of the other.

(e) Indemnity Exclusion.  The foregoing indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-applicable shall determine that such losses, expenses, claims, damages or liabilities to which the Indemnified Party may be subject were caused by the gross negligence, wilful misconduct or bad faith of the Indemnified Party.

(f) Counsel. In any such claim, the Indemnified Party shall have the right to retain other counsel to act on the Indemnified Party’s behalf, provided that the fees and disbursements of such other counsel reasonably incurred shall be paid by the Indemnified Party, unless (i) the Company and the Indemnified Party mutually agree to retain such other counsel or (ii) the named parties to any such claim (including any third or implicated party) include both the Indemnified Party on the one hand and the Company, on the other hand, and the representation of the Company and the Indemnified Party by the same counsel would be inappropriate due to actual or potential conflicting interests, in which event such fees and disbursements shall be paid by the Company to the extent that they have been reasonably incurred; provided that in no circumstances shall the Company be required to pay the fees and disbursements of more than one set of counsel for all Indemnified Parties.

(g) Waiver of Right to Contribution. The Company hereby waives all rights which it may have by statute or common law to recover contribution from the Agents in respect of losses, claims, costs, damages, expenses or liabilities which any of them may suffer or incur directly or indirectly (in this paragraph, “losses”) by reason of or in consequence of a document containing a misrepresentation; provided, however, that such waiver shall not apply in respect of losses by reason of or in consequence of any misrepresentation which is based upon or results from information or statements furnished by the Agents.

SECTION 8. Contribution. If the indemnification provided for herein is for any reason unavailable to or insufficient to hold harmless an Indemnified Party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then the Company shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such Indemnified Party (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other hand from the Offering or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Agents, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Agents, on the other hand, in connection with the Offering shall be deemed to be in the same respective proportions as the total net proceeds from the Offering (before deducting expenses) received by the Company and the total agency fee received by the Agents, bear to the aggregate initial offering price of the Shares.

The relative fault of the Company, on the one hand, and the Agents, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Agents agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Party and referred to above shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the foregoing provisions, no Agent shall be required to contribute any amount in excess of the aggregate fees actually received by the Agent from the Company.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) or a misrepresentation, as defined in Canadian Securities Laws, that is fraudulent shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The Agents’ respective obligations to contribute are several in proportion to the principal amount of Shares so sold by the Agent under the Offering and not joint. The rights of contribution provided herein shall be in addition to and not in derogation of any right to contribute which the Agents may have by statute or otherwise.

SECTION 9.  Severability.  If any provision of Sections 7 and 8 is determined to be void or unenforceable in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this agreement and such void or unenforceable provision shall be severable from this agreement.

SECTION 10. Expenses of the Offering. Whether or not the transactions herein contemplated shall be completed, except as hereinafter specifically provided, all expenses of or incidental to the authorization, allotment and issue of the Shares and all expenses of or incidental to all other matters in connection with such transactions including, without limitation, listing fees, expenses payable in connection with the qualification of the Shares for sale to the public, the fees and expenses of counsel for the Company, all fees and expenses of local counsel, all fees and expenses of the Company’s auditors, all costs relating to information meetings (including roadshow expenses), all filing and listing fees and all costs incurred in connection with the preparation, printing and filing of, and any costs associated with electronic delivery by the Agents to investors of, the Registration Statement, Canadian Preliminary Prospectus, U.S. Preliminary Prospectus, Canadian Prospectus, U.S. Prospectus, Supplementary Material, any Permitted Free Writing Prospectus and share certificates representing the Shares, filing fees incident to the review by the NASD of the terms of the sale of the Shares, fees and expenses of the transfer agent and registrar for the Shares shall be borne by and be for the account of the Company, provided that the Company shall only be responsible for the first US$100,000 of the legal fees of Agents’ counsel (exclusive of disbursements and applicable taxes) and 50% of the next US$50,000 of legal fees of Agents’ counsel (exclusive of disbursements and applicable taxes) to a maximum liability of the Company for legal fees of Agents’ counsel of US$125,000.

SECTION 11. Remedies. The rights of termination contained in Section 6 are in addition to any other rights or remedies the Agents or any of them may have in respect of any default, act or failure to act or non-compliance by the Company in respect of any of the matters contemplated by this agreement.

SECTION 12. Survival. All warranties, representations, covenants and agreements herein contained or contained in any documents submitted pursuant to this agreement and in connection with the transaction herein contemplated shall survive the purchase and sale of the Shares and continue in full force and effect for the benefit of the Agents and shall not be limited or prejudiced by any investigation made by or on behalf of the Agents in connection with the purchase and sale of the Shares or the preparation of the Registration Statement, the Canadian Prospectus, the U.S. Prospectus or otherwise. This agreement shall constitute the entire agreement with respect to the purchase of the Shares among the parties.

SECTION 13.  Time is of the Essence and Governing Laws. Time shall be of the essence of the agreement arising from this offer and its acceptance by the Company and such agreement shall be governed and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

SECTION 14.  Agent Information.  The parties hereto acknowledge and agree that, for all purposes of this Agreement, the information provided by or on behalf of any Agent consists solely of the names of the Agents contained on the cover of the Canadian Preliminary Prospectus Supplement, the U.S. Preliminary Prospectus Supplement, the Canadian Prospectus Supplement and the U.S. Preliminary Prospectus Supplement and the statements concerning the Agents contained in the third paragraph under the heading “Plan of Distribution” in the Canadian Prospectus Supplement and the U.S. Prospectus Supplement.

SECTION 15. Authority of the Lead Agent.  In connection with this agreement, the Lead Agent will act for and on behalf of the several Agents, and any action taken under this agreement by the Lead Agent, will be binding on all the Agents.  Each of the Agents authorizes the Lead Agent to manage the Offering and the sale of the Shares and to take such action in connection therewith as the Lead Agent in its sole discretion deems appropriate or desirable, consistent with the provisions of this agreement.

SECTION 16. Use of Headings. The headings and subheadings of sections and paragraphs of this agreement appear for reference only and shall not be read or interpreted as forming part of the relevant section or paragraph.

SECTION 17. Notices.

(a) Unless herein otherwise expressly provided, any notice, request, direction, consent, waiver, extension, agreement or other communication (a “Communication”) that is or may be given or made hereunder shall be in writing addressed as follows:

If to the Company, at:

Vista Gold Corp.
7961 Shaffer Parkway, Suite 5
Littleton, CO
U.S.A. 80127

Attention:	Michael B. Richings
President and Chief Executive Officer

Fax No.: (720) 981-1186

If to the Lead Agent or any or all of the Agents, addressed and sent to:

Sprott Securities (USA) Limited
c/o Sprott Securities Inc.
Royal Bank Plaza
South Tower, Suite 2800
Toronto, ON
M5J 2J2

Attention:	Jeffrey Kennedy
Chief Financial Officer

Fax No.: (416) 943-6496

or to such other address as any of the parties may designate by notice given to the others in accordance with this subparagraph.

(b)               Each Communication shall be personally delivered to the addressee or sent by facsimile transmission to the addressee and (i) a Communication which is personally delivered shall, if delivered before 5:00 p.m. on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered; and (ii) a Communication which is sent by telex, telegraph or facsimile transmission shall, if sent on a Business Day and the machine on which it is sent receives the answer back code of the party to whom it is sent before 5:00 p.m., be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is sent.

(c)                Each Agent hereby agrees and acknowledges that the Company shall be entitled to and shall act on any Communication given or agreement entered into by or on behalf of the Agents by the Lead Agent and that the Lead Agent has irrevocable authority to bind the Agents, except in respect of any consent to a settlement of any claim, action, suit or proceeding referred to in Section 7, which consent shall be given by the Indemnified Party.

(d)               Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Lead Agent or to counsel for the Agents shall be deemed a representation and warranty by the Company to each Agent as to the matters covered thereby.

SECTION 18. No Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this agreement, including the determination of the public offering price of the Shares and any related fees, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Agents, on the other hand, (b) in connection with the Offering contemplated hereby and the process leading to such transaction each Agent is not the fiduciary of the Company, or its shareholders, creditors, employees or any other party, (c) no Agent has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the Offering contemplated hereby or the process leading thereto (irrespective of whether such Agent has advised or is currently advising the Company on other matters) and no Agent has any obligation to the Company with respect to the Offering contemplated hereby except the obligations expressly set forth in this agreement, (d) the Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Agents have not provided any legal, accounting, regulatory or tax advice with respect to the Offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 19. Parties. This agreement shall each inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents and the Company and their respective successors and the controlling persons and officers and directors and any other person who may be an Indemnified Party, and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this agreement or any provision herein contained. This agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents and the Company and their respective successors, and said controlling persons and officers and directors, and any other person who may be an Indemnified Party, and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares shall be deemed to be a successor by reason merely of such purchase.

SECTION 20. Counterparts. This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

If the foregoing is in accordance with your understanding and is agreed to by you, please signify your acceptance on the accompanying counterparts of this letter and return the same to us, whereupon this letter as so accepted shall constitute an agreement between us in accordance with the foregoing.

Vista Gold Corp.

per:	“Greg Marlier”
	Name:	Greg Marlier
	Title:	Chief Financial Officer

The foregoing offer is accepted and agreed to by the Agents as of the date first above written.

SPROTT SECURITIES INC.		SPROTT SECURITIES (USA) LIMITED

per:	“Jeffrey Kennedy”	per:	“Jeffrey Kennedy”
	Name: Jeffrey Kennedy		Name: Jeffrey Kennedy
	Title: Chief Financial Officer		Title: Chief Financial Officer

GMP SECURITIES L.P.		GRIFFITHS MCBURNEY CORP.

per:	“Mark Wellings”	per:	“Kevin M. Sullivan
	Name: Mark Wellings		Name: Kevin M. Sullivan
	Title: Director – Investment Banking		Title: Chief Executive Officer

Schedule A

List of Subsidiaries

Legal Name of Subsidiary	Status of Incorporation	Per Cent of Issued and Outstanding Voting Shares Beneficially Owned by Vista Gold Corp. or a direct or indirect wholly owned subsidiary
Vista Gold U.S. Inc.	Delaware	100%

Granges Inc.	British Columbia	100%

Minera Paredones Amarillos S.A. de C.V.	Mexico	100%

Idaho Gold Resources LLC	Idaho	100%

Vista Gold Antigua Corp.	Antigua	100%

Vista Gold (Barbados) Corp.	Barbados	100%

Vista Minerals (Barbados) Corp.	Barbados	100%

Compania Inversora Vista S.A.	Bolivia	100%

Salu Siwa Pty. Ltd.	Australia	100%

Vista Australia Pty. Ltd.	Australia	100%

Minera Nueva Vista S.A.	Barbados	100%

Compania Exploradora Vistex S.A.	Bolivia	100%

PT Masmindo Dwi	Indonesia	100%

Allied Nevada Gold Corp.	Delaware	100%

Vista Gold Holdings Inc.	Nevada	100%

Victory Gold Inc.	Nevada	100%

Hycroft Resources & Development Inc.	Nevada	100%

Vista Nevada Corp.	Nevada	100%

Mineral Ridge Resources Inc.	Nevada	100%

Victory Exploration Inc.	Nevada	100%

Hycroft Lewis Mine Inc.	Nevada	100%

Schedule B

Canadian Counsel Opinion

(Borden Ladner Gervais LLP Opinion)

(b)                                 The Company is a corporation existing under the laws of the Yukon Territory.

(c)                                  The Company has the corporate power and capacity to own, lease and operate its properties and assets (including assets such as licences and other similar rights), to conduct its business as described in the Canadian Preliminary Base Shelf Prospectus, the Canadian Base Shelf Prospectus, U.S. Base Shelf Prospectus, the Canadian Preliminary Prospectus Supplement, the U.S. Preliminary Prospectus Supplement, the Canadian Prospectus Supplement, the U.S. Prospectus Supplement and the Registration statement (collectively, the “Offering Documents”) and to enter into and perform its obligations under the Agency Agreement.

(d)                                 The Company is duly registered and qualified to transact business and is in good standing in each Canadian jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(e)                                  The authorized, issued and outstanding share capital of the Company is as set forth in the Offering Documents under the caption “Capitalization”.

(f)                                    All necessary corporate action has been taken by the Company to authorize the execution and delivery by the Company of each of the Agency Agreement and the Merger and Arrangement Agreement and the performance of its obligations thereunder and the Agency Agreement and the Merger and Arrangement Agreement have each been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(g)                                 The execution and filing of each of the Offering Documents with the Qualifying Authorities and the SEC, as the case may be, have been duly approved and authorized by the Company, and each of the Offering Documents has been duly executed by the Company and the Canadian Preliminary Base Shelf Prospectus, the Canadian Base Shelf Prospectus, the Canadian Preliminary Prospectus Supplement, the Canadian Prospectus Supplement have each been duly filed by the Company with the Qualifying Authorities.

(h)                                 The form of certificate representing the Shares has been duly approved and adopted by the Company and conforms to the requirements of the Business Corporations Act (Yukon), the by-laws of the Company, and the requirements of the TSX.

(i)                                     To our knowledge, there is not pending or threatened, any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary thereof is subject, before or brought by any court or governmental agency or body, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Agency Agreement or the Merger and Arrangement Agreement or the performance by the Company of its obligations thereunder.

(j)                                     The statements made in the Offering Documents under the caption “Description of Securities”, insofar as such statements constitute summaries of the principal attributes of the share capital of the Company, constitute fair summaries of such attributes and provisions.

(k)                                  The authorization, execution and delivery of each of the Agency Agreement and the Merger and Arrangement Agreement, the performance of the provisions thereof by the Company and the offering, issue and sale of the Shares and the issue of the Agent Warrants and the Agent Warrant Shares do not and will not: (i) to our knowledge require the consent, approval or authorization of, or registration or qualification with, any governmental authority, stock exchange, securities regulatory authority or other person, except such as have been obtained or in the process of being obtained, (ii) conflict with or result in any breach or violation of the articles of, or any resolution of the directors or shareholders of, the Company or to our knowledge any agreement or other instrument to which the Company is a party or by which it is bound, (iii) violate the provisions of any law, statute, rule or regulation to which the Company or the property or assets thereof is subject, or (iv) to our knowledge breach any judgment, order or decree of any court, governmental authority, agency, tribunal, arbitrator, stock exchange or securities regulatory authority or other authority to which the Company or any of the property or assets thereof is subject.

(l)                                     The Company has all requisite corporate power and authority to issue and deliver the Shares, and the issuance of the Shares has been duly authorized and approved and, when issued and delivered, the Shares will be validly issued and outstanding as fully paid and non-assessable shares and will conform in all material respects to the description thereof contained in the Offering Documents. All corporate action required to be taken by the Company for the authorization, issuance and delivery of such Shares has been taken, and the issuance of the Shares is not, to our knowledge, subject to any preemptive rights of any security holder of the Company.

(m)                               All documents have been filed, all requisite proceedings have been taken and all legal requirements have been fulfilled by the Company to qualify the Shares for distribution and sale to the public in each of the Qualifying Provinces through investment dealers or brokers registered under the applicable laws of the Qualifying Provinces who have complied with the terms of such registration and the relevant provisions of such applicable laws.

(n)                                 The Shares have been conditionally approved for listing by TSX, subject to fulfillment by the Company of the customary conditions of such exchange.

(o)                                 The Company is a “reporting issuer” under the Securities Act (British Columbia), Securities Act (Alberta) and Securities Act (Ontario) and is not included in a list of defaulting reporting issuers maintained pursuant thereto. The Corporation is a reporting issuer under subsection 118(1) of The Securities Act (Manitoba) and subject to the requirements of National Instrument 51-102 Continuous Disclosure Obligations (“NI 51-102”) and the Corporation is not in default of its requirement to file financial statements pursuant to NI 51-102 along with any prescribed filing fee as set out in the regulations to The Securities Act (Manitoba) and there is no order in effect which directs trading to cease in any securities of the Corporation and no Manitoba Securities Commission proceeding is scheduled to consider whether such an order should be issued.

(p)                                 the Shares are qualified investments under the Income Tax Act (Canada) and the regulations thereunder for trusts governed by registered retirement savings plans, registered retirement income funds, registered education savings plans and deferred profit sharing plans.

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(q)                                 Computershare Investor Services Inc. has been duly appointed the transfer agent and registrar for the common shares of the Company.

Based upon the foregoing and subject to the limitations set forth herein, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, no facts have come to our attention which have caused us to believe that (i) the Canadian Base Shelf Prospectus and Canadian Prospectus Supplement, when taken as a whole (together, the “Canadian Prospectus”), contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, or (ii) as of the date of the Canadian Prospectus Supplement and as of the time of delivery of this letter, the Canadian Prospectus contains any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading (in each case, other than the financial statements and other financial and statistical information, and the information derived from the reports of technical consultants, included or incorporated by reference therein).

A “material fact” (as defined in the Securities Act (British Columbia)) in relation to the offering of the Securities by the Corporation means a fact that significantly affects, or would reasonably be expected to have a significant effect on, the market price or value of the Shares.  We are not qualified to judge the impact which any facts may have in the securities marketplace.  Our comment to the effect set out above concerning the materiality of facts which have come to our attention is based on our experience in practicing securities law and on the meaning of the term “material fact” as stated above, and should not be interpreted as an opinion or an expert comment about financial facts or the impact of any facts on market prices or values of securities.

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Schedule C

Form of Opinion of U.S. Counsel

(Burns & Levinson LLP)

1.                                       The Registration Statement filed in connection with the offering and sale of the Shares in the United States, is effective under the 1933 Act. The Company is eligible to file the Registration Statement. To the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the 1933 Act. The filing of the U.S. Preliminary Prospectus Supplement to the Registration Statement on October 17, 2006 with the Commission pursuant Rule 424(b) under the 1933 Act has been made in the manner and in the time period required by such rule. The filing of the U.S. Prospectus Supplement to the Registration Statement on October 31, 2006 with the Commission pursuant to Rule 424(b) under the 1933 Act has been made in the manner and in the time period required by such rule.  Each Issuer General Free Writing Prospectus set forth on Schedule C to the Agency Agreement has been filed in the manner and within the time period set forth in Rule 433(d) promulgated under the 1933 Act, subject to compliance therewith as permitted under Rule 164 promulgated  under the 1933 Act.

2.                                       The Registration Statement and the U.S. Prospectus, including the documents incorporated by reference therein, and each amendment or supplement thereto (except for the financial statements, financial statement schedules and other financial data included therein or omitted therefrom as to which such counsel need express no opinion), as of their respective effective or issue dates, comply as to form in all material respects with the requirements of U.S. securities laws.

3.                                       To our knowledge, the Company is not an “ineligible issuer” (as defined in Rule 405 under the 1933 Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the 1933 Act with respect to the offering of the Shares contemplated by the Registration Statement.

4.                                       No approval, authorization, consent or order of or filing by the Company with any U.S. federal governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the AMEX) is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated by the Agency Agreement, other than (i) registration of the offer and sale of the Shares under the 1933 Act and registration of the Shares under the 1934 Act, which have been effected by the Company and (ii) any notices and filings required to be given to, or made with, AMEX, which have been made by the Company and except that we express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Agents and we express no opinion with respect to the Conduct Rules of the NASD.

5.                                       The Shares have been approved for listing on the AMEX, subject to official notice of issuance of the Shares.

6.                                       The Company is not, and upon the issuance and sale of the Shares and the application of the net proceeds therefrom as described in the Canadian Prospectus and the U.S. Prospectus and the Pricing Disclosure Package will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”); nor is the Company “controlled” by an entity required to be registered as an “investment company” under the 1940 Act.

7.                                       To such counsel’s knowledge, (i) the Company is not a party to any legal or governmental action or proceeding that challenges the validity or enforceability, or seeks to enjoin the performance, of the Agency Agreement and (ii) except as disclosed in the Registration Statement, the U.S. Prospectus Supplement, or the Pricing Disclosure Package there is not pending or threatened any action, suit, proceeding, inquiry, or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign which could reasonably be expected to result in a Material Adverse Effect.

8.                                       To our knowledge, except as described in the Registration Statement, the U.S. Preliminary Prospectus and the U.S. Prospectus, no person has the right, pursuant to the terms of any contract, agreement or other instrument, to cause the Company to register under the 1933 Act any Common Shares or shares of any other share capital or other equity interest of the Company, or to include any such shares or interest in the Registration Statement, the U.S. Prospectus or the offering contemplated thereby.

9.                                       Although the discussion set forth in the Registration Statement, the U.S. Preliminary Prospectus and the U.S. Prospectus under the caption “Certain U.S. Federal Income Tax Considerations” does not purport to discuss all possible United States federal income tax consequences of the acquisition, ownership and disposition of the Shares, such discussion constitutes, in all material respects, a fair and accurate summary of the probable significant U.S. federal income tax consequences of the acquisition, ownership and disposition of the Shares.

Such opinion shall additionally state that such counsel has participated in the preparation of the U.S. Prospectus Supplement and in conferences with officers and other representatives of the Company, representatives of the auditors of the Company, and representatives of the Agents, at which the contents of the Registration Statement and the U.S. Prospectus and related matters (including the preparation thereof) were discussed and such counsel has reviewed a copy of the Registration Statement and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the U.S. Prospectus, on the basis of the foregoing, nothing has come to such counsel’s attention that has caused it to believe that, (A) the Registration Statement or any amendment thereto made prior to the Closing Time (except for the financial statements, financial statement schedules and other financial data included or incorporated therein or omitted therefrom and the scientific and technical information included therein in reliance on the authority of •, • and •, as experts, as to which we have not been requested to express a view), at the time such Registration Statement or any amendment thereto became effective and as of the date of the U.S. Prospectus Supplement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the U.S. Prospectus or any amendment or supplement thereto made prior to the Closing Time (except for the financial statements, financial statement schedules and other financial data included or incorporated therein or omitted therefrom and the scientific and technical information included therein in reliance on the authority of •, • and •, as experts, as to which we have not been requested to express a view), at the time the U.S. Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (C) the Pricing Disclosure Package (other than the financial statements, financial statement schedules and other financial data included or incorporated therein or omitted therefrom and the scientific and technical information included

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therein in reliance on the authority of • and •, as experts, as to which we have not been requested to express a view), as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading. With respect to statements contained in the Pricing Disclosure Package, any statement contained in any of the constituent documents shall be deemed to be modified or superseded to the extent that any information contained in subsequent constituent documents modifies or replaces such statement.

In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of • and the federal law of the United States, upon opinions of local counsel, in which case the opinion shall state that they believe the Agents and they are entitled to so rely. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials; provided that such certificates have been delivered to the Agents. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

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Schedule D

Form of Nevada Counsel

(Erwin & Thompson LLP)

1.               Each of the subsidiaries is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the U.S. Preliminary Prospectus and the U.S. Prospectus.

2.               The Company and the subsidiaries are each duly qualified to do business as a foreign corporation and are in good standing in each jurisdiction in the United States where the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

3.               All of the outstanding shares of capital stock of each of the subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, except as otherwise disclosed in the Registration Statement, the U.S. Preliminary Prospectus and the U.S. Prospectus, all of such shares are owned by the Company.

4.               The execution, delivery and performance of the Agency Agreement by the Company, the issuance and sale of the Shares by the Company and the consummation by the Company of the other transactions contemplated by the Agency Agreement do not and will result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under), or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any of the subsidiaries pursuant to the terms of (i) the articles of incorporation and by-laws or other organizational documents of the subsidiaries, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument (collectively, “Agreements and Instruments”) which is listed in Annex A hereto, or (iii) any U.S. federal law, regulation or rule, or (iv) any decree, judgment or order applicable to the Company or any of the subsidiaries or any of their respective properties, which decree, judgment or order is known by us.

Schedule E

Agents

Sprott Securities Inc.

Sprott Securities (USA) Limited

GMP Securities L.P.

Griffiths McBurney Corp.

Schedule F

Issuer General Use Free Writing Prospectuses

Canadian Preliminary Prospectus.